Exhibit 99.2

December 14, 2000


Mr. John A. O'Rourke
President & CEO
Blue Cross Blue Shield of Missouri
1831 Chestnut Street
St. Louis, MO  63103

Mr. John A. O'Rourke
Chairman, President & CEO
RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, MO  63103

The Missouri Foundation For Health
c/o Mr. Paul C. Wilson, Chairperson
221 West High Street
Jefferson City, MO  65101

  Subject: BCBSMo Settlement Agreement and Plan of Reorganization:
           Private Letter Ruling to BCBSMo (PLR-110410-00)

Ladies and Gentlemen:

On November 30, 2000, PricewaterhouseCoopers, LLP ("PwC") issued to you a tax opinion regarding certain federal income tax issues relating to the Transfer and Assumption Transaction(1) not addressed in the private letter ruling then expected to be issued by the Internal Revenue Service (the "IRS") to Blue Cross and Blue Shield of Missouri ("BCBSMo"), regarding the federal income tax consequences of certain elements of a series of transactions prescribed by the Settlement Agreement and Plan (the "PLR"). PwC's opinion was based on the assumption that the IRS would rule as requested without any material modifications.

On December 4, 2000, the IRS issued the PLR to BCBSMo. PwC hereby confirms that the IRS has ruled in PLR-110410-00 as requested without any material modifications that would modify our conclusions in our November 30, 2000 opinion.

PwC hereby consents to the filing of this letter as an exhibit to New RIT's Current Report on Form 8-K to be filed on or about
December 14, 2000.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

DRM/tld


_______________________________
(1) Capitalized terms have the meanings set forth in the Tax
Opinion Letter dated June 14, 2000, unless indicated otherwise.